Dror Ortho-Design, Inc. 8-K

Exhibit 2.1

SHARE EXCHANGE AGREEMENT

This Share Exchange Agreement (this “Agreement”), dated as of July 5, 2023, is by and among Novint Technologies, Inc., a Delaware corporation (the “Parent”), Dror Ortho-Design Ltd., a company incorporated under the laws of the state of Israel (the “Company”), and the shareholders of the Company including but not limited to holders of any (i) Company Options (as defined in Section 1.01(b) below) and (ii) Series A-4 Warrants (as defined in Section 1.01(c) below, and together with Company Shares (as defined below) and Company Options, collectively, the “Company Securities”) (each a “Shareholder” and, collectively, the “Shareholders”). Each of the parties to this Agreement is individually referred to herein as a “Party” and collectively as the “Parties.”

BACKGROUND

The Company has outstanding on the date hereof 285,153 ordinary shares, par value NIS 0.01 per share (the “Company Shares”). Pursuant to this Agreement, each Shareholder shall exchange all of their (i) Company Shares for such number of newly issued shares of Series A Convertible Preferred Stock, par value $0.0001 per share, of the Parent (the “Parent Series A Preferred Stock”) as is determined in accordance with Section 1.01(a) below, (ii) Company Options for such number of Parent Options (as defined below) as determined in accordance with Section 1.01(b) below, and (iii) Series A-4 Warrants (as defined and addressed below in Section 1.01(c)) for such number of Class A Private Placement Warrants, as determined in accordance with Section 1.01(c) below (the exchange in clauses (i)-(iii), collectively, the “Exchange”).

The closing (the “Closing”) of the transactions contemplated under this Agreement (the “Transactions”) is subject to and conditioned upon, among the other conditions set forth herein, investors (“Private Placement Investors”) irrevocably committing to purchase such number of shares of Parent Common Stock, par value $0.0001 per share of the Parent (“Parent Common Stock,” and such shares sold to Private Placement Investors, the “Private Placement Shares”) or such number of shares of Parent Series A Preferred Stock, or a combination thereof, on terms acceptable to the Parent as set forth in the related Securities Purchase Agreement, dated as of the date hereof, between the Parent and the Private Placement Investors (the “Private Placement Agreement”), as would result in aggregate gross proceeds to the Parent of at least $5,000,000 (including all fees payable to brokers and any other third party, including legal counsel, incurred in connection with the Private Placement and the Transactions), with each such Private Placement Investor entitled to receive for each Private Placement Share purchased by such Private Placement Investor and for each share of Parent Series A Preferred Stock, if any, purchased by such Private Placement Investor (as further described below) one five-year warrant to acquire shares of Parent Common Stock at an exercise price of $0.033 per share (“Class A Private Placement Warrants”), and with the Private Placement Investors having placed such funds in escrow to be automatically released into the Parent’s bank account upon consummation of the Transactions (the “Private Placement”). Notwithstanding anything herein to the contrary, to the extent that a Private Placement Investor determines, in its sole discretion, that such Private Placement Investor (together with such Private Placement Investor affiliates (as defined in Rule 405 under Securities Act of 1933, as amended (the “Securities Act”)), and any person acting as a group together with such Private Placement Investor or any of such Private Placement Investor’s affiliates) would beneficially own in excess of the Beneficial Ownership Limitation (as defined in the Private Placement Agreement), or as such Private Placement Investor may otherwise choose, such Private Placement Investor may elect to receive shares of Parent Series A Preferred Stock in lieu of Private Placement Shares.

The Parent will enter into a registration rights agreement with the Private Placement Investors, in substantially the form attached hereto as Exhibit A (together with all attachments and exhibits thereto, as each may be amended or modified from time to time, the “Registration Rights Agreement”), pursuant to which the Parent will agree to register, among other registrable securities (as further described in the Registration Rights Agreement), on Form S-1 (or, if the Parent is then eligible, on Form S-3) with the Securities and Exchange Commission (the “SEC”): (i) the Private Placement Shares, (ii) the shares of Parent Common Stock underlying the shares of Parent Series A Preferred Stock issued to the Private Placement Investors, if any, (iii) the shares of Parent Common Stock underlying the Class A Private Placement Warrants issued to the Private Placement Investors, and (iv) the shares of Parent Common Stock underlying the securities issued to the investors who, on or about December 6, 2021, participated in the $3,000,000 financing (“December 2021 Transaction”).

The exchange of the Company Securities for the Post-Closing Parent Securities (as defined below) is intended to constitute a tax-deferred exchange of property governed by Section 351 of the United States Internal Revenue Code of 1986, as amended (the “Code”).

The Board of Directors of each of the Parent and the Company has determined that it is desirable and in the best interest of the Parent and the Company, as applicable, to effect this share exchange.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, and intending to be legally bound hereby, the Parties agree as follows:

ARTICLE I

Exchange of Shares and Additional Transactions

SECTION 1.01.             Exchange by the Shareholders.

(a)           At the Closing, each Shareholder shall sell, transfer, convey, assign and deliver to the Parent its Company Shares free and clear of all Liens (as defined in Section 2.01) in exchange for shares of Parent Series A Preferred Stock, with each Company Share being exchanged for 1,048,585,364 shares of Parent Series A Preferred Stock (the “Exchange Ratio”).

(b)           Each option, warrant, right (other than the Series A-4 Warrants) and security exercisable or convertible by its terms into Company Shares (including convertible promissory notes), whether vested or unvested, which is outstanding immediately prior to the Closing (each, a “Company Option”) set forth on Schedule 1.01(b) shall be exchanged by the Parent upon surrender, and shall be converted into a right to acquire Post-Closing Parent Securities in accordance with this Section 1.01(b) (“Parent Option”) evidenced by the form of new Parent Option annexed hereto as Exhibit 1.01(b). Each Company Option so converted shall continue to have, and be subject to, the same terms and conditions as set forth in each Company Option immediately prior to the Closing, except that, as of the Closing, (i) each Company Option shall be exercisable or convertible (or shall become exercisable or convertible in accordance with its terms) for that number of whole shares of Post-Closing Parent Securities equal to the product of the number of shares that were issuable upon exercise or conversion of such Company Option immediately prior to the Closing multiplied by the Exchange Ratio, rounded down to the nearest whole number of shares of Post-Closing Parent Securities, and (ii) the per share exercise or conversion price for the Post-Closing Parent Securities issuable upon exercise or conversion of such Company Option so converted shall be equal to the quotient determined by dividing the exercise or conversion price per share of Company Shares at which such Company Option was exercisable or convertible immediately prior to the Closing by the Exchange Ratio, rounded up to the nearest whole cent.

(c)           All Series A-4 Warrants of the Company, each warrant exercisable for for one share of common stock of the Company at an exercise price of $67.10 (“Series A-4 Warrants”) as set forth on Schedule 1.01(c), shall be exchanged and surrendered to the Parent and shall be converted into a number of Class A Private Placement Warrants equal to the product of Series A-4 Warrants outstanding immediately prior to Closing multiplied by the Exchange Ratio, rounded down to the nearest whole number of Class A Private Placement Warrants. The form of such Class A Private Placement Warrant is annexed hereto as Exhibit 1.01(c).

SECTION 1.02.            Closing. The Closing of the Transactions shall take place at the offices of Haynes and Boone, LLP at 30 Rockefeller Plaza, 26th Floor, New York, New York 10112, upon the satisfaction or waiver of all conditions and obligations of the Parties to consummate the Transactions contemplated hereby (other than conditions and obligations with respect to the actions that the respective Parties will take at Closing), no later than three (3) business days after the fulfillment or waiver of the conditions set forth in Article VI below or on such other date and time as the Parties may mutually determine (the “Closing Date”).

ARTICLE II

Representations and Warranties of the Shareholders

Each Shareholder hereby represents and warrants to the Parent, severally but not jointly, as follows:

SECTION 2.01.            Good Title. The Shareholder is the record and beneficial owner of, and has good title to, its Company Securities, with the right and authority to sell and deliver such Company Securities to the Parent as provided herein. Upon delivery of any certificate or certificates duly endorsed for transfer to the Parent, representing the same as herein contemplated and/or upon registering of the Parent as the new owner of such Company Securities in the share register of the Company, the Parent will receive good title to such Company Securities, free and clear of all liens, hypothecations, security interests, pledges, mortgages, encumbrances, equities and claims of any kind, voting trusts, trust agreements, shareholder agreements and other encumbrances (collectively, “Liens”).

SECTION 2.02.             Power and Authority. All acts required to be taken by the Shareholder to enter into this Agreement and to carry out the Transactions have been, or will be prior to the Closing Date, properly taken. This Agreement constitutes a legal, valid and binding obligation of such Shareholder, enforceable against such Shareholder in accordance with the terms hereof.

SECTION 2.03.            No Conflicts. The execution and delivery of this Agreement by the Shareholder and the performance by the Shareholder of its obligations hereunder in accordance with the terms hereof: (a) will not require the consent of any third party or any federal, state, provincial, local or foreign government or any court of competent jurisdiction, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (“Governmental Entity”) under any statutes, laws, ordinances, rules, regulations, orders, writs, injunctions, judgments, or decrees (collectively, “Laws”); (b) will not violate any Laws applicable to such Shareholder in any material respect; and (c) will not violate or breach any contractual obligation to which such Shareholder is a party in any material respect.

SECTION 2.04.             No Finder’s Fee. The Shareholder has not created any obligation for any finder’s, investment banker’s or broker’s fee in connection with the Transactions that the Company or the Parent will be responsible for.

SECTION 2.05.            Purchase Entirely for Own Account. The Parent Series A Preferred Stock, the Class A Private Placement Warrants exchanged upon surrender of the Series A-4 Warrants and the Parent Options (collectively, the “Post-Closing Parent Securities”) proposed to be acquired by the Shareholder hereunder will be acquired for investment for its own account and not with a view to the resale or distribution of any part thereof, and the Shareholder has no present intention of selling or otherwise distributing the Post-Closing Parent Securities, except in compliance with applicable securities laws and the Israeli tax pre-ruling to the extent such ruling applies to such Shareholder.

SECTION 2.06.             Available Information. The Shareholder has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Parent.

SECTION 2.07.            Non-Registration. The Shareholder understands that the Post-Closing Parent Securities have not been registered under the Securities Act and, if issued in accordance with the provisions of this Agreement, will be issued in reliance on a specific exemption from the registration provisions of the Securities Act that depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Shareholder’s representations as expressed herein. The non-registration shall not prejudice any rights, interests, benefits and entitlements attached to the Post-Closing Parent Securities in accordance with the Parent Charter, Parent Bylaws or the Laws of its jurisdiction of incorporation.

SECTION 2.08.            Restricted Securities. The Shareholder understands that the Post-Closing Parent Securities are characterized as “restricted securities” under the Securities Act inasmuch as this Agreement contemplates that, if acquired by the Shareholder pursuant hereto, the Post-Closing Parent Securities would be acquired in a transaction not involving a public offering. The Shareholder further acknowledges that if the Post-Closing Parent Securities are issued to the Shareholder in accordance with the provisions of this Agreement, the Post-Closing Parent Securities may not be resold without registration under the Securities Act or the existence of an exemption therefrom. The Shareholder represents that it is familiar with Rule 144 promulgated under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

SECTION 2.09.           Legends. It is understood that the Post-Closing Parent Securities will bear the following legend or another legend that is similar to the following:

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, ASSIGNED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT SECURED BY SUCH SECURITIES.

and any legend required by the “blue sky” laws of any state to the extent such laws are applicable to the securities represented by the certificate so legended.

SECTION 2.10.             Reliance on Exemptions. The Shareholder agrees that he, she or it meets the criteria established in one or both of subsections (a) or (b), below.

(a)           The Shareholder is an “accredited investor” within the meaning of Rule 501 under the Securities Act.

(b)          The Shareholder is not a “U.S. person” (as that term is defined in Rule 902 of Regulation S under the Securities Act) (a “U.S. person”), its principal address is outside the United States, and it was located outside the United States at the time any offer to acquire the Post-Closing Parent Securities were made to it and at the time that it executed this Agreement. The Shareholder further represents and warrants that:

(i)            neither the Shareholder nor any of its affiliates or any person acting on its behalf or on behalf of any such affiliate is acquiring the Post-Closing Parent Securities as a result of, and the Shareholder covenants that neither the Shareholder nor any of its affiliates or any person acting on its behalf or on behalf of any such affiliate will engage in, any “directed selling efforts” (as defined in Rule 902 of Regulation S under the Securities Act) in the United States in respect of the Post-Closing Parent Securities that would include any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the resale of any of the Post-Closing Parent Securities;

(ii)          the Shareholder is not acquiring the Post-Closing Parent Securities for the account or benefit of, directly or indirectly, any U.S. Person;

(iii)         the offer and the sale of the Post-Closing Parent Securities to the Shareholder as contemplated in this Agreement complies with or is exempt from the applicable securities legislation of the jurisdiction in which the Shareholder resides including but not limited to the Israeli Securities Law 5728-1968, and other applicable securities laws and the rules and regulations promulgated thereunder; and

(iv)         and the Shareholder covenants with the Parent that:

(1)          offers and sales of any Post-Closing Parent Securities prior to the expiration of a period of one year after the date of the Closing Date (the one year period hereinafter referred to as the “Distribution Compliance Period”) shall only be made in compliance with the safe harbor provisions set forth in Regulation S, pursuant to the registration provisions of the Securities Act or an exemption therefrom, and that all offers and sales after the Distribution Compliance Period shall be made only in compliance with the registration provisions of the Securities Act or an exemption therefrom and in each case only in accordance with applicable state securities laws;

(2)          The Shareholder will not engage in hedging transactions with respect to the Post-Closing Parent Securities until after the expiration of the Distribution Compliance Period; and

(3)          The Shareholders set forth on Schedule 2.10(b)(iv)(3) will enter into a lockup agreement in the form annexed hereto as Exhibit ___ (“Lockup Agreement”).

SECTION 2.11.            Waiver of Claims. Each Shareholder hereby irrevocably waives and forever releases and discharges each of the Company and Parent, and each of their respective directors, officers, employees and advisors from and against any and all actions, causes of action, rights, claims, debts, demands, liabilities, sums of money, and damages of any kind, known or unknown, existing or arising in the future, including without limitation in connection to the amount of Company’s securities held or that should have been held by such Shareholder.

SECTION 2.12.            Reservation. Each Shareholder acknowledges and agrees that until such time there are sufficient authorized shares of Parent Common Stock available for issuance of the Private Placement Shares, shares of Common Stock issuable upon conversion of the shares of Parent Series A Preferred Stock and Class A Private Placement Warrants issued to the Private Placement Investors and shares of Common Stock issuable to the December 2021 Transaction investors each in accordance with the terms thereof (“Required Minimum”), Parent will reserve and maintain the Required Minimum exclusively on behalf of the Private Placement Investors and the December 2021 Transaction investors and that no shares of Common Stock will be reserved for any Shareholder.

ARTICLE III

Representations and Warranties of the Company

The Company represents and warrants as of the date of this Agreement and as of the Closing to the Parent that, except as set forth in a letter to be dated on or before the date of this Agreement, from the Company to the Parent, and a draft Current Report on Form 8-K for filing with the SEC with respect to the Closing, including financial statements and notes thereto (collectively, the “Company Disclosure Letter”), regardless of whether or not the Company Disclosure Letter is referenced below with respect to any particular representation or warranty:

SECTION 3.01.            Organization, Standing and Power. Each of the Company and each of its subsidiaries (the “Company Subsidiaries”) is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and in which it has a place of business and has full corporate power and authority and possesses all governmental franchises, licenses, permits, authorizations and approvals necessary to enable it to own, lease or otherwise hold its properties and assets and to conduct its businesses as presently conducted, other than such franchises, licenses, permits, authorizations and approvals the lack of which, individually or in the aggregate, has not had and would not reasonably be expected to have a material adverse effect on the general affairs, prospects, management, financial position, stockholder’s equity or results of operations of the Company and the Company Subsidiaries, taken as a whole, a material adverse effect on the ability of the Company to perform its obligations under this Agreement or on the ability of the Company to consummate the Transactions (a “Company Material Adverse Effect”) or adversely affect the ability of the Parent post-exchange to comply with its ongoing reporting obligations under Sections 13 and 15 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and its ability to obtain an uplisting to Nasdaq or another exchange. The Company is duly qualified to do business in each jurisdiction where the nature of its business or the ownership or leasing of its properties make such qualification necessary except where the failure to so qualify would not reasonably be expected to have a Company Material Adverse Effect. The Company has delivered to the Parent true and complete copies of the certificate of incorporation and the bylaws of the Company and such other constituent instruments of the Company as may exist, each as amended to the date of this Agreement (as so amended, the “Company Constituent Instruments”), and the comparable charter, organizational documents and other constituent instruments of each Company Subsidiary, in each case as amended through the date of this Agreement. As of the Closing Date, the Company has no subsidiaries.

SECTION 3.02.             Company Subsidiaries; Equity Interests.

(a)           Schedule 3.02 in the Company Disclosure Letter lists each Company Subsidiary and its jurisdiction of organization. Except as set forth on Schedule 3.02 in the Company Disclosure Letter, all the outstanding shares of capital stock or equity investments of each Company Subsidiary have been validly issued and are fully paid and nonassessable and are as of the date of this Agreement owned by the Company, by another Company Subsidiary or by the Company and another Company Subsidiary, free and clear of all Liens.

(b)           Except for its interests in the Company Subsidiaries, the Company does not as of the date of this Agreement own, directly or indirectly, any capital stock, membership interest, partnership interest, joint venture interest or other equity interest in any person.

SECTION 3.03.            Capital Structure. The capitalization of the Company is set forth on Schedule 3.03 in the Company Disclosure Letter. Except as set forth therein, no shares of capital stock or other voting securities of the Company are issued, issuable, reserved for issuance or outstanding. The Company is the sole record and beneficial owner of all of the issued and outstanding capital stock of each Company Subsidiary. All outstanding shares of the capital stock of the Company and each Company Subsidiary are duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, call option, preemptive right, subscription right or any similar right under any provision of the applicable corporate laws of Israel, the Company Constituent Instruments or any Contract (as defined in Section 3.05) to which the Company is a party or otherwise bound. Except as set forth on Schedule 3.03 in the Company Disclosure Letter or as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, there are no bonds, debentures, notes or other Indebtedness (as defined in Section 3.16 below) of the Company or any Company Subsidiary having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of Company Shares or the shares of any Company Subsidiary may vote (“Voting Company Debt”). Except as set forth above, as of the date of this Agreement, there are not any options, warrants, rights, convertible or exchangeable securities, “phantom” stock rights, stock appreciation rights, stock-based performance units, commitments, Contracts, arrangements or undertakings of any kind to which the Company or any Company Subsidiary is a party or by which any of them is bound (a) obligating the Company or any Company Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity interests in, or any security convertible or exercisable for or exchangeable into any capital stock of or other equity interest in, the Company or any Company Subsidiary or any Voting Company Debt, (b) obligating the Company or any Company Subsidiary to issue, grant, extend or enter into any such option, warrant, call, right, security, commitment, Contract, arrangement or undertaking or (c) that give any person the right to receive any economic benefit or right similar to or derived from the economic benefits and rights occurring to holders of the capital stock of the Company or of any Company Subsidiary. The Company is not a party to any agreement granting any securityholder of the Company the right to cause the Company to register shares of the capital stock or other securities of the Company held by such securityholder. The stockholder list provided to the Parent is a current stockholder list, and such list accurately reflects all of the issued and outstanding shares of the Company Securities as at the date of this Agreement.

SECTION 3.04.            Authority; Execution and Delivery; Enforceability. The Company has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the Transactions hereunder to which it is a party. The execution and delivery by the Company of this Agreement and the consummation by the Company of the Transactions to which it is a party have been duly authorized and approved by the Board of Directors of the Company and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement and such Transactions. When executed and delivered, this Agreement will be enforceable against the Company in accordance with its terms, subject to general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally.

SECTION 3.05.             No Conflicts; Consents.

(a)           Except as set forth on Schedule 3.05 in the Company Disclosure Letter, the execution and delivery by the Company of this Agreement does not, and compliance with the terms hereof and thereof will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a benefit under, or result in the creation of any Lien upon any of the properties or assets of the Company or any Company Subsidiary under any provision of (i) the Company Constituent Instruments or the comparable charter or organizational documents of any Company Subsidiary, (ii) any contract, lease, license, indenture, note, bond, agreement, permit, concession, franchise or other instrument (a “Contract”) to which the Company or any Company Subsidiary is a party or by which any of their respective properties or assets is bound or (iii) subject to the filings and other matters referred to in Section 3.05(b), any judgment, order or decree (“Judgment”) or material Law applicable to the Company or any Company Subsidiary or their respective properties or assets, other than, in the case of clauses (ii) and (iii) above, any such items that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect.

(b)           Except as set forth in Schedule 3.05(b) of the Company Disclosure Letter, no material consent, approval, license, permit, order or authorization (“Consent”) of, or registration, declaration or filing with, or permit from, any Governmental Entity is required to be obtained or made by or with respect to the Company or any Company Subsidiary in connection with the execution, delivery and performance of this Agreement or the consummation of the Transactions which will not have been obtained or made prior to or contemporaneously with the Closing.

SECTION 3.06.             Taxes.

(a)           Except as set forth on Schedule 3.06 in the Company Disclosure Letter, the Company and each Company Subsidiary have timely filed, or have caused to be timely filed on their behalf, all Tax Returns required to be filed by them, and all such Tax Returns are true, complete and accurate, except to the extent any failure to file or any inaccuracies in any filed Tax Returns, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect. All Taxes shown to be due on such Tax Returns, or otherwise owed, have been timely paid, except to the extent that any failure to pay, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect. There are no unpaid Taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim. No tax audit is in process or threatened and the Company has not received a notice of assessment from any tax authority indicating a tax assessment or recalculation of any Taxes in any Tax Return previously filed.

(b)           The Company Financial Statements (as defined in Section 3.13) reflect an adequate reserve for all Taxes payable by the Company and the Company Subsidiaries (in addition to any reserve for deferred Taxes to reflect timing differences between book and Tax items) for all Taxable periods and portions thereof through the date of such financial statements. No deficiency with respect to any Taxes has been proposed, asserted or assessed against the Company or any Company Subsidiary, and no requests for waivers of the time to assess any such Taxes are pending, except to the extent any such deficiency or request for waiver, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect.

(c)          There are no Liens for Taxes on the assets of the Company or any Company Subsidiary. Neither the Company nor any Company Subsidiary is bound by any agreement with respect to Taxes.

(d)           For purposes of this Agreement:

“Taxes” includes all forms of taxation, whenever created or imposed, and whether of the United States, the State of Israel or elsewhere, and whether imposed by a local, municipal, governmental, state, provincial, foreign, federal or other Governmental Entity, or in connection with any agreement with respect to Taxes, including all interest, penalties and additions imposed with respect to such amounts.

“Tax Return” means all federal, state, local, provincial and foreign Tax returns, declarations, statements, reports, schedules, forms and information returns and any amended Tax return relating to Taxes.

SECTION 3.07.            Benefit Plans. Except as set forth on Schedule 3.07 in the Company Disclosure Letter, the Company does not have or maintain any bonus, pension, profit sharing, deferred compensation, incentive compensation, share ownership, share purchase, share option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other plan, arrangement or understanding (whether or not legally binding) providing benefits to any current or former employee, officer or director of the Company or any Company Subsidiary (collectively, “Company Benefit Plans”). Except as set forth on Schedule 3.07, as of the date of this Agreement, there are not any employment, consulting, indemnification, severance or termination agreements or arrangements between the Company and any current or former employee, officer or director of the Company nor does the Company have any general severance plan or policy. On the Closing Date, following the Exchange, none of the Shareholders and none of the current or former employees, officers, directors, or consultants of the Company will hold any shares of the Company or any options, warrants, rights, convertible or exchangeable securities entitling such Shareholder or such current or former employee, officer, director or consultant of the Company to receive any shares of the Company.

SECTION 3.08.            Litigation. Except as set forth on Schedule 3.08 in the Company Disclosure Letter, there is no action, suit, inquiry, notice of violation, proceeding (including any partial proceeding such as a deposition) or investigation pending or threatened in writing against or affecting the Company, any Company Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency, regulatory authority (federal, state, provincial, county, local or foreign), stock market, stock exchange or trading facility (“Action”) that (a) adversely affects or challenges the legality, validity or enforceability of any of this Agreement or the Company Securities or (b) could, if there were an unfavorable decision, individually or in the aggregate, have or reasonably be expected to have a Company Material Adverse Effect. Neither the Company nor any Company Subsidiary, nor any director or officer thereof (in his or her capacity as such), is or has been the subject of any Action involving a claim or violation of or liability under federal, state or provincial securities laws or a claim of breach of fiduciary duty.

SECTION 3.09.            Brokers; Schedule of Fees and Expenses. Except as set forth on Schedule 3.09 in the Company Disclosure Letter, no brokers, finders, consulting or financial advisory fees or commissions will be payable by the Company to any broker, investment banker, financial advisor or other in connection with the Transactions based upon arrangements made by or on behalf of the Company, other than fees incurred by the Parent in connection with obtaining the Fairness Opinion and reimbursed by the Company pursuant to Section 7.02.

SECTION 3.10.            Contracts. Except as set forth on Schedule 3.10 in the Company Disclosure Letter, there are no Contracts that are material to the business, properties, assets, condition (financial or otherwise), results of operations or prospects of the Company and the Company Subsidiaries taken as a whole. Neither the Company nor any Company Subsidiary is in violation of or in default under (nor does there exist any condition which upon the passage of time or the giving of notice would cause such a violation of or default under) any Contract to which it is a party or by which it or any of its properties or assets is bound, except for violations or defaults that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

SECTION 3.11.            Title to Properties. Except as set forth on Schedule 3.11 in the Company Disclosure Letter, the Company and the Company Subsidiaries do not own any real or immoveable property. Each of the Company and the Company Subsidiaries has sufficient title to, or valid leasehold interests in, all of its properties and assets used in the conduct of its businesses. All such assets and properties, other than assets and properties in which the Company or any of the Company Subsidiaries has leasehold interests, are free and clear of all Liens other than those set forth on Schedule 3.11 in the Company Disclosure Letter and except for Liens that, in the aggregate, do not and will not materially interfere with the ability of the Company and the Company Subsidiaries to conduct business as currently conducted. The Company has complied in all material respects with the terms of all material leases to which it is a party and under which it is in occupancy, and all such leases are in full force and effect. The Company enjoys peaceful and undisturbed possession under all such material leases.

SECTION 3.12.             Intellectual Property.

(a)          The term “Intellectual Property Rights” includes:

(i)       the name of the Company, all fictional business names, trading names, registered and unregistered trademarks, service marks, and applications of the Company (collectively, “Marks'');

(ii)      all patents and patent applications (collectively, “Patents'');

(iii)     all copyrights in both unpublished works and published works of the Company (collectively, “Copyrights”);

(iv)     all know-how, trade secrets, confidential information, software, technical information, data, process technology, plans, drawings, and blueprints (collectively, “Trade Secrets''); owned, used, or licensed by the Company as licensee or licensor; and

(v)      the license or right to directly or indirectly use any of the foregoing, whether perpetually or for a fixed term, whether or not subject to defeasement, and whether or not reduced to writing or otherwise memorialized.

(b)           The term “Registered Intellectual Property Rights” means all Intellectual Property Rights that are registered, filed, or issued under the authority of any governmental authority, including all issued patents, registered copyrights and registered trademarks and all applications for any of the foregoing.

(c)           Agreements. Schedule 3.12 contains a complete and accurate list and description of all material Registered Intellectual Property Rights and of all contracts (including license agreements but excluding intellectual property assignment or undertaking executed in connection with employment agreements and pursuant to which Company employees assigned to the Company Intellectual Property Rights developed by such employees pursuant to their employment by or other arrangement with the Company) relating to the Registered Intellectual Property Rights to which the Company is a party or by which the Company is bound, except for any license implied by the sale of a product and perpetual, paid-up licenses for commonly available software programs with a value of less than $10,000 under which the Company is the licensee. There are no outstanding and, to Company’s knowledge, no threatened disputes or disagreements with respect to any such agreement and all such agreements are in full force and effect and no event of default nor an event, which with the giving of notice or the passage of time could become an event of default, exists thereunder.

(d)           Know-How Necessary for the Business. The Intellectual Property Rights are all those necessary for the operation of the Company’s businesses as it is currently conducted or currently proposed to be conducted. The Company owns or possesses adequate and enforceable rights to use, without payment to a third party, all of such Intellectual Property Rights, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims. To the Company’s knowledge, no employee of the Company has entered into any contract that restricts or limits in any way the scope or type of work in which the employee may be engaged or requires the employee to transfer, assign, or disclose information concerning his work to anyone other than of the Company.

(e)            Patents. The Company is the owner of or licensee of all right, title and interest in and to each of the Patents, free and clear of all Liens and other adverse claims other than as set forth in Schedule 3.12. All of the issued Patents are currently in compliance with formal legal requirements (including payment of filing, examination, and maintenance fees and proofs of working or use), are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety days after the Closing Date except in each case as would not reasonably be expected to result in a Company Material Adverse Effect. No Patent has been or is now involved in any interference, reissue, reexamination, or opposition proceeding. To the Company’s knowledge: (1) there is no potentially interfering patent or patent application of any third party, and (2) no Patent is infringed or has been challenged or threatened in any way. To the Company’s knowledge, none of the products manufactured and sold, nor any process or know-how used, by the Company infringes or is alleged to infringe any patent or other proprietary right of any other Person.

(f)            Trademarks. The Company is the owner of all right, title, and interest in and to each of the Marks, free and clear of all Liens and other adverse claims other than as set forth in Schedule 3.12. All Marks that have been registered with the appropriate governmental agency are currently in compliance with all formal legal requirements (including the timely post-registration filing of affidavits of use and incontestability and renewal applications), are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety days after the Closing Date except in each case as would not reasonably be expected to result in a Company Material Adverse Effect. No Mark has been or is now involved in any opposition, invalidation, or cancellation and, to the Company’s knowledge, no such action is threatened with respect to any of the Marks. To the Company’s knowledge no Mark is infringed or has been challenged or threatened in any way. To the Company’s knowledge, none of the Marks used by the Company infringes or is alleged to infringe any trade name, trademark, or service mark of any third party.

(g)           Copyrights. The Company is the owner of all right, title, and interest in and to each of the Copyrights, free and clear of all Liens and other adverse claims. All the Copyrights have been registered and are currently in compliance with formal requirements, are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety days after the date of the Closing except in each case as would not reasonably be expected to result in a Company Material Adverse Effect. To the Company’s knowledge, no Copyright is infringed or has been challenged or threatened in any way. To the Company’s knowledge, none of the subject matter of any of the Copyrights infringes or is alleged to infringe any copyright of any third party or is a derivative work based on the work of a third party.

(h)          Trade Secrets. With respect to each Trade Secret, the documentation relating to such Trade Secret is current, accurate, and sufficient in detail and content to identify and explain it and to allow its full and proper use without reliance on the knowledge or memory of any individual. The Company has taken all reasonable precautions to protect the secrecy, confidentiality, and value of its Trade Secrets. To the Company’s knowledge, the Trade Secrets have not been used, divulged, or appropriated either for the benefit of any Person (other the Company) or to the detriment of the Company, except in each case as would not reasonably be expected to result in a Company Material Adverse Effect. No Trade Secret is subject to any adverse claim or has been challenged in writing.

SECTION 3.13.           Financial Statements. The Company has delivered to the Parent its audited consolidated financial statements for the fiscal years ended December 31, 2021 and 2022 and its reviewed consolidated financial statements for the three months ended March 31, 2023 (collectively, the “Company Financial Statements”). The Company Financial Statements which will be included in the Form S-1 registration statement to be filed by the Parent post-closing have been prepared by PCOAB registered auditors in accordance with generally accepted accounting principles in the United States of America (“GAAP”) applied on a consistent basis throughout the periods indicated. The Company Financial Statements fairly present in all material respects the financial condition and operating results of the Company, as of the dates, and for the periods, indicated therein. The Company does not have any material liabilities or obligations, contingent or otherwise, other than (a) liabilities incurred in the ordinary course of business subsequent to March 31, 2023, and (b) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in the Company Financial Statements, which, in both cases, individually and in the aggregate, would not be reasonably expected to result in a Company Material Adverse Effect.

SECTION 3.14.            Insurance. The Company and the Company Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Company Subsidiaries are engaged and in the geographic areas where they engage in such businesses. The Company has no reason to believe that it will not be able to renew its and the Company Subsidiaries’ existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business on terms consistent with market for the Company’s and the Company Subsidiaries’ respective lines of business.

SECTION 3.15.            Transactions With Affiliates and Employees. Except as set forth on Schedule 3.15 in the Company Disclosure Letter and Company Financial Statements, none of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company or any Company Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

SECTION 3.16.            Indebtedness. Schedule 3.16 in the Company Disclosure Letter sets forth as of the date hereof all outstanding secured and unsecured Indebtedness of the Company or any Company Subsidiary, or for which the Company or any Company Subsidiary has commitments. For the purposes of this Agreement, “Indebtedness” means (a) any liabilities for borrowed money or amounts owed in excess of $50,000 (other than trade accounts payable incurred in the ordinary course of business), (b) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others in excess of $50,000, whether or not the same are or should be reflected in the Company’s balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (c) the present value of any lease payments in excess of $50,000 due under leases required to be capitalized in accordance with GAAP. Neither the Company nor any Company Subsidiary is in default with respect to any Indebtedness.

SECTION 3.17.             Labor Matters. There are no collective bargaining or other labor union agreements to which the Company or any Company Subsidiary is a party or by which any of them is bound. No material labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company or any Company Subsidiary. The Company and the Company Subsidiaries did not in the past and currently do not employ any person and consequently do not have any liability or debt to any person which is related to employer – employee relations. The Company is in compliance with all applicable Israeli laws and regulations relating to employment and employment practices, terms and conditions of employment, wages and salaries.

SECTION 3.18.            No Additional Agreements. The Company does not have any agreement or understanding with any Shareholder with respect to the transactions contemplated by this Agreement other than as specified in this Agreement.

SECTION 3.19.            Investment Company. The Company is not, and immediately following the Closing will not have become, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

SECTION 3.20.            Foreign Corrupt Practices. Neither the Company nor any Company Subsidiary, nor to the knowledge of the Company, any director, officer, agent, employee or other person acting on behalf of the Company or any Company Subsidiary has, in the course of its actions for, or on behalf of, the Company or any Company Subsidiary (a) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (b) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (c) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), the Bribery Act 2010 of the United Kingdom (the “Bribery Act 2010”), or any other applicable anti-corruption or anti-bribery statute or regulation; or (d) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee. The Company and each Company Subsidiary has conducted its businesses in compliance with the FCPA, the Bribery Act 2010 and all other applicable anti-corruption and anti-bribery statutes or regulations, and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to ensure, continued compliance therewith.

SECTION 3.21.            Information Supplied. None of the information supplied or to be supplied by the Company or inclusion or incorporation by reference in any Parent SEC Document or report, including but not limited to the Company’s Financial Statements, contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading

SECTION 3.22.             Absence of Certain Changes or Events. Except as set forth on Schedule 3.22 in the Company Disclosure Letter, from March 31, 2023 to the date of this Agreement, the Company and each Company Subsidiary has conducted its business only in the ordinary course, and during such period there has not been:

(a)           any change in the assets, liabilities, financial condition or operating results of the Company or any Company Subsidiary as reflected in the Company Financial Statements of the Company, except changes in the ordinary course of business that have not caused, in the aggregate, a Company Material Adverse Effect;

(b)           any damage, destruction or loss, whether or not covered by insurance, that would have a Company Material Adverse Effect;

(c)           any waiver or compromise by the Company or any Company Subsidiary of a valuable right or of a material debt owed to it;

(d)          any satisfaction or discharge of any Lien or payment of any obligation by the Company or any Company Subsidiary, except in the ordinary course of business and the satisfaction or discharge of which would not have a Company Material Adverse Effect;

(e)           any material change to a material Contract by which the Company, or any Company Subsidiary or any of their respective assets, is bound or subject;

(f)            any material change in any compensation arrangement or agreement with any employee, officer, director or stockholder;

(g)           any resignation or termination of employment of any officer of the Company or any Company Subsidiary;

(h)           any Lien, created by the Company or any Company Subsidiary, with respect to any of its material properties or assets, except Liens for taxes not yet due or payable and Liens that arise in the ordinary course of business and do not materially impair the Company’s or such Company Subsidiary’s ownership or use of such property or assets;

(i)            any loans or guarantees made by the Company or any Company Subsidiary to or for the benefit of its employees, officers or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of its business;

(j)            any declaration, setting aside or payment or other distribution in respect of any of the Company’s or any Company Subsidiary’s capital stock, or any direct or indirect redemption, purchase, or other acquisition of any of such stock by the Company or any Company Subsidiary;

(k)           any alteration of the Company’s or any Company Subsidiary’s method of accounting or the identity of its auditors;

(l)            any issuance of equity securities to any officer, director or affiliate (as defined in the Securities Act); or

(m)         any arrangement or commitment by the Company or any Company Subsidiary to do any of the things described in this Section 3.22.

SECTION 3.23.            Certain Registration Matters. Except as set forth on Schedule 3.23 in Company Disclosure Letter, the Company has not granted or agreed to grant to any person any rights (including “piggy-back” registration rights) to have any securities of the Company registered with the SEC or any other governmental authority that have not been satisfied.

SECTION 3.24.            Solvency. Based on the financial condition of the Company as of the Closing Date (and assuming that the Closing of the Private Placement and the Transactions shall have occurred), (a) the Company’s fair saleable value of its assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature, (b) the Company’s assets do not constitute unreasonably small capital to carry on its business as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, and projected capital requirements and capital availability thereof, and (c) the anticipated cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its liabilities when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt).

SECTION 3.25.            Money Laundering Laws. The operations of the Company and Company Subsidiaries are and have been conducted at all times in material compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no Action involving the Company or Company Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

SECTION 3.26.            Sanctions. Neither the Company nor any Company Subsidiary, nor, to the Company’s knowledge, any director, officer, agent, employee or other person acting on behalf of the Company or any Company Subsidiary is (i) currently subject to any sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”) or (ii) located, organized or resident in a country that is the subject or target of Sanctions (including, without limitation, Cuba, Iran, North Korea, Syria, Crimea, the so-called Donetsk People’s Republic and the so-called Luhansk People’s Republic) (each, a “Sanctioned Country”). The Company and the Company Subsidiaries will not, directly or indirectly, use any funds, or lend, contribute or otherwise make available any funds to any subsidiary, joint venture partner or other person or entity, (A) to fund or facilitate any activities of or conduct business with any person that, at the time of such funding or facilitation is the subject of Sanctions, (B) to fund, facilitate, or conduct any activities of or business in any Sanctioned Country or (C) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as initial purchaser, advisor, investor or otherwise) of Sanctions. The Company and the Company Subsidiaries have not knowingly engaged in for the past five years, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any individual or entity, or in any country or territory, that at the time of the dealing or transaction, is or was the subject or target of Sanctions or with any Sanctioned Country.

SECTION 3.27.             Cybersecurity.

(a)           There has been no security breach or other compromise of or relating to any of the Company’s or any Company Subsidiary’s information technology and computer systems, networks, hardware, software, data (including the data of its respective customers, employees, suppliers and vendors and any third party data maintained by or on behalf of it), equipment or technology (collectively, “IT Systems and Data”) and (y) neither the Company nor any Company Subsidiary has been notified of, or has any knowledge of any event or condition that would reasonably be expected to result in, any security breach or other compromise of its IT Systems and Data.

(b)           The Company and each Company Subsidiary is presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except as would not, individually or in the aggregate, have or reasonably be expected to have a Company Material Adverse Effect.

(c)           The Company and each Company Subsidiary has implemented and maintained commercially reasonable safeguards to maintain and protect its material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and Data.

(d)          The Company and each Company Subsidiary has implemented backup and disaster recovery technology consistent with industry standards and practices.

SECTION 3.28.            Environmental and Safety Matters. (a) The Company and each Company Subsidiary has at all time been and is in compliance with all Environmental Laws (as defined below) applicable to it; (b) there are no Actions pending or threatened against the Company or any Company Subsidiary alleging the violation of any Environmental Law or environmental permit applicable to the Company or such Company Subsidiary or alleging that the Company or such Company Subsidiary is potentially responsible parties for any environmental site contamination and (c) neither this Agreement nor the consummation of the transactions contemplated by this Agreement shall impose any obligations to notify or obtain the consent of any Governmental Entity or third parties under any Law or other requirement relating to the environment, natural resources, or public or employee health and safety (“Environmental Laws”) applicable to the Company and such Company Subsidiary.

SECTION 3.29.            Disclosure. There is no fact relating to the Company, any Company Subsidiary, or their respective stockholders, officers or directors, that the Company has not disclosed to the Parent in writing that, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect. No representation or warranty by the Company herein and no information disclosed in the schedules or exhibits hereto by the Company contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading.

SECTION 3.30.            No Disqualification Event. None of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity (each, an “Issuer Covered Person” and, together, “Issuer Covered Persons”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event and has complied, to the extent applicable with its disclosure obligations under Rule 506(e).

SECTION 3.31.            Reservation. The Company acknowledges and agrees that until such time there are sufficient authorized shares of Parent Common Stock to meet the Required Minimum, the Parent will reserve and maintain the Required Minimum exclusively on behalf of the Private Placement Investors and the December 2021 Transaction investors and that no shares of Common Stock will be reserved for any Shareholder.

ARTICLE IV

Representations and Warranties of the Parent

The Parent represents and warrants as follows to the Shareholders and the Company, that, except as set forth in the reports, schedules, forms, statements and other documents filed by the Parent with the SEC and publicly available prior to the date of this Agreement, or in the letter dated the date of this Agreement, from the Parent to the Company and the Shareholders (the “Parent Disclosure Letter”):

SECTION 4.01.            Organization, Standing and Power. Each of the Parent and its subsidiaries (the “Parent Subsidiaries”) is duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority and possesses all governmental franchises, licenses, permits, authorizations and approvals necessary to enable it to own, lease or otherwise hold its properties and assets and to conduct its businesses as presently conducted, other than such franchises, licenses, permits, authorizations and approvals the lack of which, individually or in the aggregate, has not had and would not reasonably be expected to have a material adverse effect on the general affairs, prospects, management, financial position, stockholder’s equity or results of operations of the Parent and the Parent Subsidiaries, taken as a whole, a material adverse effect on the ability of the Parent to perform its obligations under this Agreement or on the ability of the Parent to consummate the Transactions (a “Parent Material Adverse Effect”). The Parent is duly qualified to do business in each jurisdiction where the nature of its business or the ownership or leasing of its properties make such qualification necessary and except where the failure to so qualify would not reasonably be expected to have a Parent Material Adverse Effect. The Parent has delivered to the Company true and complete copies of the certificate of incorporation of the Parent, as amended to the date of this Agreement (as so amended, the “Parent Charter”), and the bylaws of the Parent, as amended to the date of this Agreement (as so amended, the “Parent Bylaws”), and the comparable charter, organizational documents and other constituent instruments of each Parent Subsidiary, in each case as amended through the date of this Agreement. As of the Closing Date, the Parent has no Subsidiaries.

SECTION 4.02.             Subsidiaries; Equity Interests.

(a)           Schedule 4.02 in the Parent Disclosure Letter lists each Parent Subsidiary and its jurisdiction of organization. Except as set forth in the Parent Disclosure Letter, all the outstanding shares of capital stock or equity investments of each Parent Subsidiary have been validly issued and are fully paid and nonassessable and are as of the date of this Agreement owned by the Parent, by another Parent Subsidiary or by the Parent and another Parent Subsidiary, free and clear of all Liens.

(b)           Except for its interests in the Parent Subsidiaries, the Parent does not as of the date of this Agreement own, directly or indirectly, any capital stock, membership interest, partnership interest, joint venture interest or other equity interest in any person.

SECTION 4.03.            Capital Structure. The authorized capital stock of the Parent on the date hereof consists of 500,000,000 shares of Parent Common Stock and 12,500,000 shares of preferred stock, of which (a) 202,308,728 shares of Parent Common Stock are issued and outstanding (before giving effect to the issuances to be made at Closing), (b) no shares of preferred stock of the Parent are authorized, issued and outstanding and (c) no shares of Parent Common Stock or preferred stock are held by the Parent in its treasury. No other shares of capital stock or other voting securities of the Parent are issued, reserved for issuance or outstanding. The Parent is the sole record and beneficial owner of all of the issued and outstanding capital stock of each Parent Subsidiary. All outstanding shares of the capital stock of the Parent and each Parent Subsidiary are, and all such shares that may be issued prior to the Closing Date and following the Closing Date to the Shareholders hereunder will be when issued, duly authorized, validly issued, fully paid and non-assessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the General Corporation Law of the State of Delaware, the Parent Charter, the Parent Bylaws or any Contract to which the Parent is a party or otherwise bound. There are not any bonds, debentures, notes or other Indebtedness of the Parent or any Parent Subsidiary having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of the Parent Common Stock or the shares of any Parent Subsidiary may vote (“Voting Parent Debt”). Except as set forth above, as of the date of this Agreement, there are no options, warrants, rights, convertible or exchangeable securities, “phantom” stock rights, stock appreciation rights, stock-based performance units, commitments, Contracts, arrangements or undertakings of any kind to which the Parent or any Parent Subsidiary is a party or by which any of them is bound (a) obligating the Parent or any Parent Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity interests in, or any security convertible or exercisable for or exchangeable into any capital stock of or other equity interest in, the Parent or any Parent Subsidiary or any Voting Parent Debt, (b) obligating the Parent or any Parent Subsidiary to issue, grant, extend or enter into any such option, warrant, call, right, security, commitment, Contract, arrangement or undertaking or (c) that give any person the right to receive any economic benefit or right similar to or derived from the economic benefits and rights occurring to holders of the capital stock of the Parent. As of the date of this Agreement, there are no outstanding contractual obligations of the Parent to repurchase, redeem or otherwise acquire any shares of capital stock of the Parent or of any Parent Subsidiary. The Parent is not a party to any agreement granting any securityholder of the Parent the right to cause the Parent to register shares of the capital stock or other securities of the Parent held by such securityholder under the Securities Act. The stockholder list provided to the Company is a current stockholder list generated by the Parent’s stock transfer agent, and such list accurately reflects all of the issued and outstanding shares of the Parent Common Stock as at the date of this Agreement.

SECTION 4.04.            Authority; Execution and Delivery; Enforceability. The execution and delivery by the Parent of this Agreement and the consummation by the Parent of the Transactions have been duly authorized and approved by the Board of Directors of the Parent and no other corporate proceedings on the part of the Parent are necessary to authorize this Agreement and the Transactions. This Agreement constitutes a legal, valid and binding obligation of the Parent, enforceable against the Parent in accordance with the terms hereof.

SECTION 4.05.             No Conflicts; Consents.

(a)           Except as set forth in the Parent SEC Documents (defined in Section 4.06(a) below), the execution and delivery by the Parent of this Agreement, does not, and the consummation of the Transactions, and compliance with the terms hereof and thereof will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a benefit under, or to increased, additional, accelerated or guaranteed rights or entitlements of any person under, or result in the creation of any Lien upon any of the properties or assets of the Parent or any Parent Subsidiary under, any provision of (i) the Parent Charter or Parent Bylaws or the comparable charter or organizational documents of any Parent Subsidiary, (ii) any Contract to which the Parent or any Parent Subsidiary is a party or by which any of their respective properties or assets is bound or (iii) subject to the filings and other matters referred to in Section 4.05(b), any Judgment or material Law applicable to the Parent or any Parent Subsidiary or any of their respective properties or assets, other than, in the case of clauses (ii) and (iii) above, any such items that, individually or in the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect.

(b)           No Consent of, or registration, declaration or filing with, or permit from, any Governmental Entity is required to be obtained or made by or with respect to the Parent or any Parent Subsidiary in connection with the execution, delivery and performance of this Agreement or the consummation of the Transactions, other than the (i) filing with the SEC of reports under Sections 13 and 15 of the Exchange Act and (ii) filings under state “blue sky” laws, as each may be required in connection with this Agreement and the Transactions.

SECTION 4.06.             SEC Documents; Undisclosed Liabilities.

(a)           The Parent has for the last twenty-four (24) months timely filed all reports, schedules, forms, statements and other documents required to be filed by the Parent with the SEC, pursuant to Sections 13 and 15 of the Exchange Act, as applicable (the “Parent SEC Documents”).

(b)           As of its respective filing date, each Parent SEC Document complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to such Parent SEC Document, and, except to the extent that information contained in any Parent SEC Document has been revised or superseded by a later filed Parent SEC Document, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of the Parent included in the Parent SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by the rules and regulations of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of the Parent as of the dates thereof and the results of operations and cash flows for the periods shown (subject, in the case of unaudited statements, to normal year-end audit adjustments). None of the Parent’s filings with the SEC is the subject of an ongoing SEC review, or to the Parent’s knowledge, inquiry or investigation, and there are no outstanding or unresolved SEC comments related to such filings.

(c)           Except as set forth in the filed Parent SEC Documents, the Parent has no liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by GAAP to be set forth on a balance sheet of the Parent or in the notes thereto. The Parent SEC Documents set forth all financial and contractual obligations and liabilities (including any obligations to issue capital stock or other securities of the Parent) due after the date hereof. Except as disclosed in the Parent SEC Documents, as of the date of Closing, all liabilities of the Parent shall have been paid off and shall in no event remain liabilities of the Parent, the Company or the Shareholders following the Closing.

SECTION 4.07.            Information Supplied. None of the information supplied or to be supplied by the Parent for inclusion or incorporation by reference in any Parent SEC Document or report contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

SECTION 4.08.            Absence of Certain Changes or Events. Except as disclosed in the filed Parent SEC Documents or in Schedule 4.08 in the Parent Disclosure Letter, from March 31, 2023 to the date of this Agreement, the Parent and each Parent Subsidiary has conducted its business only in the ordinary course, and during such period there has not been:

(a)           any change in the assets, liabilities, financial condition or operating results of the Parent or any Parent Subsidiary from that reflected in the Parent SEC Documents, except changes in the ordinary course of business that have not caused, in the aggregate, a Parent Material Adverse Effect;

(b)           any damage, destruction or loss, whether or not covered by insurance, that would have a Parent Material Adverse Effect;

(c)           any waiver or compromise by the Parent or any Parent Subsidiary of a valuable right or of a material debt owed to it;

(d)           any satisfaction or discharge of any Lien or payment of any obligation by the Parent or any Parent Subsidiary, except in the ordinary course of business and the satisfaction or discharge of which would not have a Parent Material Adverse Effect;

(e)           any material change to a material Contract by which the Parent, or any Parent Subsidiary or any of their respective assets, is bound or subject;

(f)            any material change in any compensation arrangement or agreement with any employee, officer, director or stockholder;

(g)           any resignation or termination of employment of any officer of the Parent or any Parent Subsidiary;

(h)           any Lien, created by the Parent or any Parent Subsidiary, with respect to any of its material properties or assets, except Liens for taxes not yet due or payable and Liens that arise in the ordinary course of business and do not materially impair the Parent’s or such Parent Subsidiary’s ownership or use of such property or assets;

(i)            any loans or guarantees made by the Parent or any Parent Subsidiary to or for the benefit of its employees, officers or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of its business;

(j)            any declaration, setting aside or payment or other distribution in respect of any of the Parent’s or any Parent Subsidiary’s capital stock, or any direct or indirect redemption, purchase, or other acquisition of any of such stock by the Parent or any Parent Subsidiary;

(k)           any alteration of the Parent’s or any Parent Subsidiary’s method of accounting or the identity of its auditors;

(l)            any issuance of equity securities to any officer, director or affiliate (as defined in the Securities Act); or

(m)          any arrangement or commitment by the Parent or any Parent Subsidiary to do any of the things described in this Section 4.08.

SECTION 4.09.             Taxes.

(a)           Except as set forth in Schedule 4.09 in the Parent Disclosure Letter, the Parent and each Parent Subsidiary have timely filed, or have caused to be timely filed on their behalf, all Tax Returns required to be filed by them, and all such Tax Returns are true, complete and accurate, except to the extent any failure to file, any delinquency in filing or any inaccuracies in any filed Tax Returns, individually or in the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect. All Taxes shown to be due on such Tax Returns, or otherwise owed, have been timely paid, except to the extent that any failure to pay, individually or in the aggregate, has not had and would not reasonably be expected to have a Parent Material Adverse Effect. There are no unpaid Taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Parent know of no basis for any such claim. No tax audit is in process or threatened and the Parent has not received a notice of assessment from any tax authority indicating a tax assessment or recalculation of any Taxes in any Tax Return previously filed.

(b)           No deficiency with respect to any Taxes has been proposed, asserted or assessed against the Parent or any Parent Subsidiary, and no requests for waivers of the time to assess any such Taxes are pending, except to the extent any such deficiency or request for waiver, individually or in the aggregate, has not had and would not reasonably be expected to have a Parent Material Adverse Effect.

(c)           There are no Liens for Taxes on the assets of the Parent or any Parent Subsidiary. Neither the Parent nor any Parent Subsidiary is bound by any agreement with respect to Taxes.

SECTION 4.10.           Absence of Benefit Plans. From the date of the most recent audited financial statements included in the filed Parent SEC Documents to the date of this Agreement, there has not been any adoption or amendment in any material respect by the Parent of any collectively bargaining agreement or any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other plan, arrangement or understanding (whether or not legally binding) providing benefits to any current or former employee, officer or director of the Parent or any Parent Subsidiary (collectively, “Parent Benefit Plans”). Except as disclosed in the Parent SEC Documents, as of the date of this Agreement there are not any employment, consulting, indemnification, severance or termination agreements or arrangements between the Parent and any current or former employee, officer or director of the Parent, nor does the Parent have any general severance plan or policy.

SECTION 4.11.            ERISA Compliance; Excess Parachute Payments. Neither the Parent nor any Parent Subsidiary does, and at no time since their respective inceptions has, maintained, or contributed to any “employee pension benefit plans” (as defined in Section 3(2) of ERISA), “employee welfare benefit plans” (as defined in Section 3(1) of ERISA) or any other Parent Benefit Plan for the benefit of any current or former employees, consultants, officers or directors of the Parent or such Parent Subsidiary, as applicable.

SECTION 4.12.            Litigation. No Action is pending or threatened in writing against or affecting the Parent or any Parent Subsidiary that (a) adversely affects or challenges the legality, validity or enforceability of any of this Agreement or (b) could, if there were an unfavorable decision, individually or in the aggregate, have or reasonably be expected to have a Parent Material Adverse Effect. Neither the Parent nor any Parent Subsidiary, nor any director or officer thereof (in his or her capacity as such), is or has been the subject of any Action involving a claim or violation of or liability under federal, state or provincial securities laws or a claim of breach of fiduciary duty.

SECTION 4.13.            Compliance with Applicable Laws. Except as set forth in Schedule 4.13 in the Parent Disclosure Letter, the Parent and each Parent Subsidiary is in compliance with all applicable Laws, including those relating to occupational health and safety, the environment, export controls, trade sanctions and embargoes, except for instances of noncompliance that, individually and in the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect. Except as set forth in the Parent SEC Documents or in the Parent Disclosure Letter, neither the Parent nor any Parent Subsidiary has received any written communication during the past two years from a Governmental Entity that alleges that the Parent or any such Parent Subsidiary is not in compliance in any material respect with any applicable Law. The Parent and each Parent Subsidiary is in compliance with all effective requirements of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations thereunder, that are applicable to it, except where such noncompliance could not have or reasonably be expected to have a Parent Material Adverse Effect. This Section 4.13 does not relate to matters with respect to Taxes, which are the subject of Section 4.09.

SECTION 4.14.            Contracts. Except as set forth in the Parent SEC Documents, there are no Contracts that are material to the business, properties, assets, condition (financial or otherwise), results of operations or prospects of the Parent and the Parent Subsidiaries taken as a whole. Neither the Parent nor any Parent Subsidiary is in violation of or in default under (nor does there exist any condition which upon the passage of time or the giving of notice would cause such a violation of or default under) any Contract to which it is a party or by which it or any of its properties or assets is bound, except for violations or defaults that would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

SECTION 4.15.            Title to Properties. The Parent and each Parent Subsidiary has good title to, or valid leasehold interests in, all of its properties and assets used in the conduct of its businesses. All such assets and properties, other than assets and properties in which the Parent or any Parent Subsidiary has leasehold interests, are free and clear of all Liens other than those set forth in the Parent SEC Documents and except for Liens that, in the aggregate, do not and will not materially interfere with the ability of the Parent or any Parent Subsidiary to conduct business as currently conducted. The Parent has complied in all material respects with the terms of all material leases to which it is a party and under which it is in occupancy, and all such leases are in full force and effect. The Parent enjoys peaceful and undisturbed possession under all such material leases.

SECTION 4.16.            Intellectual Property. The Parent and the Parent Subsidiaries own, or are validly licensed or otherwise have the right to use, all Intellectual Property Rights that are material to the conduct of the business of the Parent and the Parent Subsidiaries taken as a whole. The Parent SEC Documents set forth a description of all Intellectual Property Rights that are material to the conduct of the business of the Parent and the Parent Subsidiaries taken as a whole. Except as set forth in the Parent SEC Documents, no claims are pending or, to the knowledge of the Parent, threatened that the Parent or any of the Parent Subsidiaries is infringing or otherwise adversely affecting the rights of any person with regard to any Intellectual Property Right. To the knowledge of the Parent, no person is infringing the rights of the Parent or any of the Parent Subsidiaries with respect to any Intellectual Property Right.

SECTION 4.17.            Labor Matters. There are no collective bargaining or other labor union agreements to which the Parent or any Parent Subsidiary is a party or by which any of them is bound. No material labor dispute exists or, to the knowledge of the Parent, is imminent with respect to any of the employees of the Parent or any Parent Subsidiary. The Parent and the Parent Subsidiaries did not in the past and currently do not employ any person and consequently do not have any liability or debt to any person which is related to employer – employee relations.

SECTION 4.18.             Market Makers. The Parent has at least three (3) market makers for the Parent Common Stock and such market makers have obtained all permits and made all filings necessary in order for such market makers to continue as market makers of the Parent.

SECTION 4.19.             Transactions With Affiliates and Employees. Except as set forth in Schedule 4.19 in the Parent Disclosure Letter, none of the officers or directors of the Parent is presently a party to any transaction with the Parent or any Parent Subsidiary (other than for services as officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer or director or, to the knowledge of the Parent, any entity in which any officer or director has a substantial interest or is an officer, director, trustee or partner.

SECTION 4.20.            Internal Accounting Controls. The Parent and each Parent Subsidiary maintains a system of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by, or under the supervision of, the Parent’s or such Parent Subsidiary’s principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of consolidated financial statements for external purposes in accordance with GAAP, including, but not limited to accounting controls sufficient to provide reasonable assurance that (a) transactions are executed in accordance with management’s general or specific authorizations, (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (c) access to assets is permitted only in accordance with management’s general or specific authorization, and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. There are no material weaknesses or significant deficiencies in the Parent’s or any Parent Subsidiary’s internal controls. The Parent and each Parent Subsidiary has established an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(f) of the Exchange Act) for the Parent and such Parent Subsidiary that (i) are designed to ensure that information required to be disclosed by the Parent in the reports that the Parent files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Parent’s and such Parent Subsidiary’s management as appropriate to allow timely decisions regarding required disclosure to be made and (ii) are effective in all material respects in performing the functions for which they were established. The Parent’s and each Parent Subsidiary’s officers have evaluated the effectiveness of the Parent’s and such Parent Subsidiary’s disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act. Since March 31, 2023, there have been no changes in the Parent’s or any Parent Subsidiary’s internal controls over financial reporting or, to the knowledge of the Parent, in other factors that could significantly affect the Parent’s internal controls over financial reporting.

SECTION 4.21.            Solvency. Based on the financial condition of the Parent as of the Closing Date (and assuming that the Closing of the Private Placement and the Transactions shall have occurred), (a) the Parent’s fair saleable value of its assets exceeds the amount that will be required to be paid on or in respect of the Parent’s existing debts and other liabilities (including known contingent liabilities) as they mature, (b) the Parent’s assets do not constitute unreasonably small capital to carry on its business as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Parent, and projected capital requirements and capital availability thereof, and (c) the anticipated cash flow of the Parent, together with the proceeds the Parent would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its liabilities when such amounts are required to be paid. The Parent does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt). The Parent SEC Documents set forth as of the date hereof all outstanding secured and unsecured Indebtedness of the Parent or any Parent Subsidiary, or for which the Parent or any Parent Subsidiary has commitments. Neither the Parent nor any Parent Subsidiary is in default with respect to any Indebtedness.

SECTION 4.22.            Application of Takeover Protections. The Parent has taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Parent’s charter documents or the laws of its state of incorporation that is or could become applicable to the Shareholders as a result of the Shareholders and the Parent fulfilling their obligations or exercising their rights under this Agreement, including, without limitation, the issuance of the Parent Common Stock and the Shareholders’ ownership of the Parent Common Stock.

SECTION 4.23.             No Additional Agreements. Neither the Parent nor any Parent Subsidiary has any agreement or understanding with any Shareholder with respect to the transactions contemplated by this Agreement other than as specified in this Agreement.

SECTION 4.24.             Investment Company. The Parent is not, and is not an affiliate of, and immediately following the Closing will not have become, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

SECTION 4.25.            Certain Registration Matters. Except as set forth in Schedule 4.25 in the Parent Disclosure Letter and Parent SEC Documents, the Parent has not granted or agreed to grant to any person any rights (including “piggy-back” registration rights) to have any securities of the Parent registered with the SEC or any other governmental authority that have not been satisfied.

SECTION 4.26.            Listing and Maintenance Requirements. The Parent is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with the listing and maintenance requirements for continued listing of the shares of Parent Common Stock on the trading market on which the shares of Parent Common Stock as currently listed or quoted. The issuance and sale of the Post-Closing Parent Securities under this Agreement do not contravene the rules and regulations of the trading market on which the shares of Parent Common Stock is currently listed or quoted, and no approval of the stockholders of the Parent is required for the Parent to issue and deliver to the Shareholders the Post-Closing Parent Securities contemplated by this Agreement.

SECTION 4.27.            No Undisclosed Events, Liabilities, Developments or Circumstances. No event, liability, development or circumstance has occurred or exists, or is contemplated to occur with respect to the Parent, its subsidiaries or their respective businesses, properties, prospects, operations or financial condition, that would be required to be disclosed by the Parent under applicable securities laws on a registration statement on Form S-1 filed with the SEC relating to an issuance and sale by the Parent of its Post-Closing Parent Securities or on a Current Report on Form 8-K and which has not been publicly announced.

SECTION 4.28.            Foreign Corrupt Practices. Neither the Parent nor any Parent Subsidiary, nor to the knowledge of the Parent, any director, officer, agent, employee or other person acting on behalf of the Parent or any Parent Subsidiary has, in the course of its actions for, or on behalf of, the Parent or any Parent Subsidiary (a) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (b) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (c) violated or is in violation of any provision of the FCPA, the Bribery Act 2010, or any other applicable anti-corruption or anti-bribery statute or regulation; or (d) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee. The Parent and each Parent Subsidiary has conducted its businesses in compliance with the FCPA, the Bribery Act 2010 and all other applicable anti-corruption and anti-bribery statutes or regulations, and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to ensure, continued compliance therewith.

SECTION 4.29.            Money Laundering Laws. The operations of the Parent and Parent Subsidiaries are and have been conducted at all times in material compliance with applicable financial recordkeeping and reporting requirements of the Money Laundering Laws and no Action involving the Parent or Parent Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Parent, threatened.

SECTION 4.30.            Sanctions. Neither the Parent nor any Parent Subsidiary, nor, to the Parent’s knowledge, any director, officer, agent, employee or other person acting on behalf of the Parent or any Parent Subsidiary is (i) currently subject to any Sanctions or (ii) located, organized or resident in a Sanctioned Country. The Parent and the Parent Subsidiaries will not, directly or indirectly, use any funds, or lend, contribute or otherwise make available any funds to any subsidiary, joint venture partner or other person or entity, (A) to fund or facilitate any activities of or conduct business with any person that, at the time of such funding or facilitation is the subject of Sanctions, (B) to fund, facilitate, or conduct any activities of or business in any Sanctioned Country or (C) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as initial purchaser, advisor, investor or otherwise) of Sanctions. The Parent and the Parent Subsidiaries have not knowingly engaged in for the past five years, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any individual or entity, or in any country or territory, that at the time of the dealing or transaction, is or was the subject or target of Sanctions or with any Sanctioned Country.

SECTION 4.31.             Cybersecurity.

(a)           (x) There has been no security breach or other compromise of or relating to any of the Parent’s or any Parent Subsidiary’s IT Systems and Data and (y) neither the Parent nor any Parent Subsidiary has been notified of, or has any knowledge of any event or condition that would reasonably be expected to result in, any security breach or other compromise of its IT Systems and Data.

(b)          The Parent and each Parent Subsidiary is presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except as would not, individually or in the aggregate, have or reasonably be expected to have a Parent Material Adverse Effect.

(c)           The Parent and each Parent Subsidiary has implemented and maintained commercially reasonable safeguards to maintain and protect its material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and Data.

(d)           The Parent and each Parent Subsidiary has implemented backup and disaster recovery technology consistent with industry standards and practices.

SECTION 4.32.            Environmental and Safety Matters. (a) The Parent and each Parent Subsidiary has at all time been and is in compliance with all Environmental Laws (as defined below) applicable to it; (b) there are no Actions pending or threatened against the Parent or any Parent Subsidiary alleging the violation of any Environmental Law or environmental permit applicable to the Parent or such Parent Subsidiary or alleging that the Parent or such Parent Subsidiary is potentially responsible parties for any environmental site contamination and (c) neither this Agreement nor the consummation of the transactions contemplated by this Agreement shall impose any obligations to notify or obtain the consent of any Governmental Entity or third parties under any Law or other Environmental Laws applicable to the Parent and such Parent Subsidiary.

SECTION 4.33.           Disclosure. There is no fact relating to the Parent, any Parent Subsidiary, or their respective stockholders, officers or directors, that the Parent has not disclosed to the Company in writing that, individually or in the aggregate, has had or would reasonably be expected to have a Parent Material Adverse Effect. No representation or warranty by the Parent herein and no information disclosed in the schedules or exhibits hereto by the Parent contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading.

SECTION 4.34.            Insurance. The Parent and the Parent Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Parent and the Parent Subsidiaries are engaged and in the geographic areas where they engage in such businesses. The Parent has no reason to believe that it will not be able to renew its and the Parent Subsidiaries’ existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business on terms consistent with market for the Parent’s and the Parent Subsidiaries’ respective lines of business.

ARTICLE V

Deliveries

SECTION 5.01.             Deliveries of the Shareholders.

(a)           Concurrently herewith the Shareholders are delivering to the Parent this Agreement and the Registration Rights Agreement executed by the Shareholders.

(b)          At or prior to the Closing, each Shareholder shall deliver to the Parent:

(i)            certificates representing its Company Securities or lost share certificate affidavit;

(ii)           a duly executed share transfer form for transfer by the Shareholder of its Company Securities to the Parent; and

(iii)         a duly executed Lockup Agreement from each Shareholder identified on Schedule 2.10(b)(iv)(3) subject to such lockup.

SECTION 5.02.             Deliveries of the Parent.

(a)           Concurrently herewith, the Parent is delivering to the Shareholders and to the Company:

(i)            a copy of this Agreement and the Registration Rights Agreement executed by the Parent;

(ii)           the Parent Disclosure Letter, in form and substance satisfactory to the Company; and

(iii)          copies of the Lockup Agreements executed by the Parent.

(b)           At or prior to the Closing, the Parent shall deliver to the Company:

(i)             a certificate from the Parent, signed by its Secretary or Assistant Secretary, certifying that the attached copies of the Parent Charter, Parent Bylaws and resolutions of the Board of Directors of the Parent and of the stockholders of the Parent approving this Agreement and the transactions contemplated hereunder, are all true, complete and correct and remain in full force and effect;

(ii)            letters of resignation of Orin Hirschman, Moishe Chopp and Ryan Christoff;

(iii)          evidence of the election of the persons named on Schedule 5.02(b)(iii) to the Company Disclosure Letter, or such other persons as the Company and Parent have selected prior to the Closing, as directors of the Parent effective upon the Closing;

(iv)          evidence of the appointment of the persons named on Schedule 5.02(b)(iv) to the Company Disclosure Letter, or such other persons as the Company and Parent have selected prior to the Closing, as officers of the Parent (as indicated on such Schedule) effective upon the Closing;

(v)           a certificate of good standing of the Parent from the Secretary of State of the State of Delaware as of a recent date; and

(vi)          a certificate executed by any duly authorized officer of the Parent, dated as of the Closing Date, to the effect set forth in Section 6.01.

(c)           Promptly following the Closing, the Parent shall deliver:

(i)            to each Shareholder, certificates representing its Parent Series A Preferred Stock;

(ii)           to each holder of Company Options evidence that such Company Options have been surrendered and exchanged by the Parent pursuant to Section 1.01(b) of this Agreement;

(iii)           to each holder of Series A-4 Warrants evidence that such Series A-4 Warrants have been surrendered and exchanged by the Parent pursuant to Section 1.01(c) of this Agreement; and

(iv)          to the Company, a consent letter of the accounting firm of the Parent confirming such firm’s respective consent to the use by the Parent of reports prepared by such firm regarding the financial statements of the Parent in all future registration statements filed with the SEC.

SECTION 5.03.             Deliveries of the Company.

(a)           Concurrently herewith, the Company is delivering to the Parent:

(i)            this Agreement executed by the Company;

(ii)            the Company Disclosure Letter, in form and substance satisfactory to the Parent;

(iii)           evidence of the election of the persons named on Schedule 5.03(b)(iii) hereto, or such other persons as the Company and Parent have selected prior to the Closing, as directors of the Parent effective upon the Closing;

(iv)          evidence of the appointment of the persons named on Schedule 5.03(b)(iv) hereto, or such other persons as the Company and Parent have selected prior to the Closing, as officers of the Parent (as indicated on such Schedule) effective upon the Closing.

(b)           At or prior to the Closing, the Company shall deliver to the Parent:

(i)             a certificate from the Company, signed by its authorized officer certifying that the attached copies of the Company Constituent Instruments and resolutions of the Board of Directors of the Company approving this Agreement and the Transactions are all true, complete and correct and remain in full force and effect;

(ii)            evidence of adoption by the Company of the Nineth Amended and Restated Articles of Association of the Company (“Amended Articles of Association”); and

(iii)           a certificate executed by any duly authorized officer of the Company, dated as of the Closing Date, to the effect set forth in Section 6.02.

ARTICLE VI

Conditions to Closing

SECTION 6.01.            Shareholders and Company Conditions Precedent. The obligations of the Shareholders and the Company to enter into and complete the Closing is subject, at the option of the Shareholders and the Company, to the fulfillment on or prior to the Closing Date of the following conditions, any one or more of which may be waived by the Shareholders and the Company in writing.

(a)           Private Placement. The Investors shall have irrevocably committed to purchase such number of Private Placement Shares, or such number of Parent Series A Preferred Stock, or a combination thereof, in the Private Placement that would result in aggregate gross proceeds to the Parent of at least $5,000,000 (including all fees payable to brokers and any other third party, including legal counsel, incurred in connection with the Private Placement and the Transactions), and shall have placed such funds in escrow to be automatically released into the Parent’s bank account upon consummation of the Transactions.

(b)           Reserved.

(c)           Representations and Covenants. The representations and warranties of the Parent contained in this Agreement shall be true in all material respects (except for representations and warranties qualified by reference to materiality or any Parent Material Adverse Effect, which representations and warranties shall be true in all respects) on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date. The Parent shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by the Parent on or prior to the Closing Date. The Parent shall have delivered to the Shareholders and the Company, a certificate, dated the Closing Date, to the foregoing effect.

(d)          Litigation. No action, suit or proceeding shall have been instituted before any court or governmental or regulatory body or instituted or threatened by any governmental or regulatory body to restrain, modify or prevent the carrying out of the Transactions or to seek damages or a discovery order against the Parent in connection with such Transactions, or which has had or, in the opinion of the Company or the Shareholders, could reasonably be expected to have a Parent Material Adverse Effect or a Company Material Adverse Effect.

(e)           No Material Adverse Change. There shall not have been any occurrence, event, incident, action, failure to act, or transaction since March 31, 2023 which has had or could reasonably be expected to have a Parent Material Adverse Effect.

(f)           SEC Reports. The Parent shall have filed all reports and other documents required to be filed by the Parent under the U.S. federal securities laws through the Closing Date.

(g)           Delivery of Fairness Opinion. The Parent has delivered to the Company a written opinion, in form and substance acceptable to the Company, from a national independent valuation firm mutually acceptable to the Parent and the Company and engaged by the Parent stating that the Transactions are fair to the shareholders of both the Parent and the Company from a financial point of view (the “Fairness Opinion”), and the Fairness Opinion shall not have been withdrawn or materially and adversely modified prior to Closing.

(h)           OTC Markets Quotation. The Parent shall have maintained its status as a company whose common stock is quoted on the OTC Pink Market operated by the OTC Markets Group Inc. and no reason shall exist as to why such status shall not continue immediately following the Closing.

(i)            Deliveries. The deliveries specified in Section 5.02 shall have been made by the Parent.

(j)            No Suspensions of Trading in Parent Securities; Listing. Trading in the Parent Common Stock shall not have been suspended by the SEC or any trading market (except for any suspensions of trading of not more than one trading day solely to permit dissemination of material information regarding the Parent) at any time since the date of execution of this Agreement, and the Parent Common Stock shall have been at all times since such date listed or quoted for trading on a trading market.

(k)           Satisfactory Completion of Due Diligence. The Company and the Shareholders shall have completed their legal, accounting and business due diligence of the Parent and the results thereof shall be satisfactory to the Company and the Shareholders in their sole and absolute discretion.

(l)           Minimum Number of Company Securities to be Exchanged. Shareholders holding not less than 100% of the Company Securities, which 100% can be obtained by consent of Shareholders, proxy, drag along as permitted pursuant to the Amended Articles of Association and other lawful means, shall have executed and delivered this Agreement and, at the Closing, shall exchange their Company Securities for Parent Series A Preferred Stock, Parent Options and Series A-4 Warrants, as applicable, pursuant to the terms set forth herein.

(m)          Capitalization of the Parent. Except for the shares issuable at Closing, the Parent shall have 202,308,728 shares of Parent Common Stock issued and outstanding held by stockholders and no other securities, options, warrants or securities, obligations or instruments that are convertible or exercisable into (i) any securities of the Parent or (ii) securities or instruments convertible or exercisable into securities of the Parent, shall be outstanding.

(n)           Delivery of Securities Authority Letter. The securities authority of the state of Israel shall have delivered to the Company a letter indicating that the delivery of a prospectus to the shareholders of the Company in connection with the Transactions is not required under applicable securities laws.

SECTION 6.02.             Parent Conditions Precedent. The obligations of the Parent to enter into and complete the Closing are subject, at the option of the Parent, to the fulfillment on or prior to the Closing Date of the following conditions, any one or more of which may be waived by the Parent in writing.

(a)           Representations and Covenants. The representations and warranties of the Shareholders and the Company contained in this Agreement shall be true in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date. The Shareholders and the Company shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by the Shareholders and the Company on or prior to the Closing Date. The Company shall have delivered to the Parent, if requested, a certificate, dated the Closing Date, to the foregoing effect.

(b)           No Material Adverse Change. There shall not have been any occurrence, event, incident, action, failure to act, or transaction since March 31, 2023 which has had or is reasonably likely to cause a Company Material Adverse Effect.

(c)           Deliveries. The deliveries specified in Section 5.01 and Section 5.03 shall have been made by the Shareholders and the Company, respectively.

(d)           Audited Financial Statements and Form 10 Disclosure. The Company shall have provided the Parent and the Shareholders with reasonable assurances that the Parent will be able to comply with its obligation to file a current report on Form 8-K no later than four (4) business days following the Closing containing the requisite audited consolidated financial statements of the Company and the requisite Form 10 disclosure regarding the Company.

(e)            Satisfactory Completion of Due Diligence. The Parent shall have completed its legal, accounting and business due diligence of the Company and the Shareholders and the results thereof shall be satisfactory to the Parent in its sole and absolute discretion.

(f)            Minimum Number of Company Securities to be Exchanged. Shareholders holding not less than 100% of the Company Securities, which 100% can be obtained by consent of Shareholders, proxy, drag along as permitted pursuant to the Amended Articles of Association and other lawful means, shall have executed and delivered this Agreement and, at the Closing, shall exchange their Company Securities for Parent Series A Preferred Stock, Parent Options and Series A-4 Warrants, as applicable, pursuant to the terms set forth herein.

(g)           Shareholder Certification. Each Shareholder shall have completed a Shareholder Certification in form and substance reasonably satisfactory to the Parent pertaining to the representations and warranties of such Shareholder in Section 4.10 of this Agreement.

(h)           Private Placement. The Investors shall have irrevocably committed to purchase such number of Private Placement Shares, or such number of Parent Series A Preferred Stock, or a combination thereof, in the Private Placement that would result in aggregate gross proceeds to the Parent of at least $5,000,000 (including all fees payable to brokers and any other third party, including legal counsel, incurred in connection with the Private Placement and the Transactions), and shall have placed such funds in escrow to be automatically released into the Parent’s bank account upon consummation of the Transactions.

(i)            Litigation. No action, suit or proceeding shall have been instituted before any court or governmental or regulatory body or instituted or threatened by any governmental or regulatory body to restrain, modify or prevent the carrying out of the Transactions or to seek damages or a discovery order against the Company in connection with such Transactions, or which has had or, in the opinion of the Parent, could reasonably be expected to have a Parent Material Adverse Effect or a Company Material Adverse Effect.

ARTICLE VII

Covenants

SECTION 7.01.             Blue Sky Laws. The Parent shall take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified) required to be taken under any applicable state securities laws in connection with the issuance of the Parent Common Stock in connection with this Agreement.

SECTION 7.02.            Fees and Expenses. All fees and expenses incurred in connection with this Agreement shall be paid by the Party incurring such fees or expenses, whether or not this Agreement is consummated; provided, however, that the Company shall reimburse the Parent for 50% of the fees and expenses reasonably incurred by the Parent in connection with obtaining the Fairness Opinion.

SECTION 7.03.            Continued Efforts. Each Party shall use commercially reasonable efforts to (a) take all action reasonably necessary to consummate the Transactions, and (b) take such steps and do such acts as may be necessary to keep all of its representations and warranties true and correct as of the Closing Date with the same effect as if the same had been made, and this Agreement had been dated, as of the Closing Date.

SECTION 7.04.            Exclusivity. The Parent and the Company shall not (and shall not cause or permit any of their respective affiliates to) engage in any discussions or negotiations with any person or take any action that would be inconsistent with the Transactions and that has the effect of avoiding the Closing contemplated hereby. The Parent and the Company shall notify the other Party if any person makes any proposal, offer, inquiry, or contact with respect to any of the foregoing.

SECTION 7.05.            Filing of Form 8-K and Press Release. The Parent shall file, no later than four (4) business days after the Closing Date, a current report on Form 8-K and attach as exhibits all relevant agreements disclosing the terms of this Agreement and other requisite disclosure regarding the Transactions and including the requisite audited consolidated financial statements of the Company and the requisite Form 10 disclosure regarding the Company.

SECTION 7.06.             Access. Each Party shall permit representatives of any other Party to have full access to all premises, properties, personnel, books, records (including Tax records), contracts, and documents of or pertaining to such Party.

SECTION 7.07.            Preservation of Business. From the date of this Agreement until the Closing Date, the Company and the Parent shall operate only in the ordinary and usual course of business consistent with their respective past practices (provided, however, that Parent and Company shall not issue any securities without the prior written consent of the other Party), and shall use reasonable commercial efforts to (a) preserve intact their respective business organizations, (b) preserve the good will and advantageous relationships with customers, suppliers, independent contractors, employees and other persons material to the operation of their respective businesses, and (c) not permit any action or omission that would cause any of their respective representations or warranties contained herein to become inaccurate or any of their respective covenants to be breached in any material respect.

SECTION 7.08.            Duty of Cooperation. From the date of this Agreement until the Closing Date, the Company and the Parent shall cooperate with each other and shall each use its respective reasonable best efforts to obtain promptly all authorizations, approvals, consents, expirations or terminations of applicable waiting periods necessary or advisable for the consummation of this Transactions contemplated hereunder and the closing of the Private Placement.

SECTION 7.09.            Israel Law Filings. The Company agrees to use commercially reasonable efforts to make, within 21 days of the Closing Date, all required filings or notifications with the State of Israel, including but not limited to, any required filings of notice to be made with the Israeli Companies Registrar and any required notification to be made to Israeli Innovation Authority.

ARTICLE VIII

Miscellaneous

SECTION 8.01.            Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given upon receipt by the Parties at the following addresses with a confirmed email attachment at the email address set forth on the signature pages attached hereto (or at such other address for a Party as shall be specified by like notice). Until one year after the Closing Date, notices may be delivered exclusively to Rick A. Werner, Esq., of Haynes and Boone, LLP.

If to the Parent, to:

Novint Technologies, Inc.
100 Merrick Road-Suite 400W,
Rockville Center, New York 11570
Attention: Orin Hirschman

Email: orin@aighpartners.com

With a copy to:

Grushko & Mittman, P.C.
1800 Rockaway Avenue, Suite 206
Hewlett, New York 11557
Attention: Barbara R. Mittman, Esq.
Email: barbara@grushkomittman.com

If to the Company:

Dror Ortho-Design Ltd.
Shatner 3
Jerusalem, Israel
Attention: Eliyahu (Lee) Haddad

Email: leeahaddad@yahoo.com

with a copy to:

Haynes and Boone, LLP
30 Rockefeller Plaza
New York, New York 10112
Attention: Rick A. Werner, Esq.
Email: Rick.Werner@haynesboone.com

If to any Shareholder:

At the address of such person set forth
on its signature page hereto or as specified
in writing by such person.

SECTION 8.02.            Amendments; Waivers; No Additional Consideration. Subject to Section 5.5 of the Private Placement Agreement, no provision of this Agreement may be waived or amended except in a written instrument signed by the Company, the Parent and the Shareholders holding majority of the Company Securities held by the Shareholders which majority must include the Lead Investor as defined in the Private Placement Agreement. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any Party to exercise any right hereunder in any manner impair the exercise of any such right.

SECTION 8.03.            Replacement of Securities. If any certificate or instrument evidencing any Post-Closing Parent Securities is mutilated, lost, stolen or destroyed, the Parent shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefore, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Parent of such loss, theft or destruction and customary and reasonable indemnity, if requested. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Post-Closing Parent Securities. If a replacement certificate or instrument evidencing any Post-Closing Parent Securities is requested due to a mutilation thereof, the Parent may require delivery of such mutilated certificate or instrument as a condition precedent to any issuance of a replacement.

SECTION 8.04.            Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Shareholders, the Parent and the Company will be entitled to specific performance under this Agreement. The Parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agree to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

SECTION 8.05.            Termination. This Agreement may be terminated: (a) by the mutual consent of the Company and the Parent, (b) by the Company or the Parent in the event that the Closing fails to occur prior to August 21, 2023, (c) by Company if there has been a breach of any representation, warranty, covenant or agreement made by the Parent in this Agreement, or any such representation and warranty shall have become untrue after the date of this Agreement, upon written notice to the Parent at any time in its discretion; provided that, prior to any termination of this Agreement under this Section 8.05(c), the Parent shall be entitled to cure any such breach during a ten (10) day period following receipt of written notice from Company to the Parent of such breach (it being understood that Company may not terminate this Agreement pursuant to this Section 8.05(c) if such breach by the Parent is cured during such ten (10) day period so that such condition would then be satisfied), (d) by the Parent if there has been a breach of any representation, warranty, covenant or agreement made by the Company in this Agreement, or any such representation and warranty shall have become untrue after the date of this Agreement, upon written notice to the Company at any time in its discretion; provided that, prior to any termination of this Agreement under this Section 8.05(d), the Company shall be entitled to cure any such breach during a ten (10) day period following receipt of written notice from Parent to the Company of such breach (it being understood that Parent may not terminate this Agreement pursuant to this Section 8.05(d) if such breach by the Company is cured during such ten (10) day period so that such condition would then be satisfied), or (e) by the Parent if Company and Shareholders fail to exchange less than 100% of their Company Securities, which 100% can be obtained by consent of Shareholders, proxy, drag along as permitted pursuant to the Amended Articles of Association and other lawful means, for Post-Closing Parent Securities pursuant to the terms of this Agreement.

SECTION 8.06.             Break-Up Fee.

(a)           In the event that this Agreement is terminated by the Company pursuant to Section 8.05(c), the Parent shall pay to the Company, promptly after such termination of the Agreement, cash in an amount equal to $250,000 (the “Parent Break-Up Fee”).

(b)           In the event that this Agreement is terminated by the Parent pursuant to Section 8.05(d) or 8.05(e), the Company shall pay to the Parent, promptly after such termination of the Agreement, cash in an amount equal to $1,000,000 (the “Company Break-Up Fee,” and together with the Parent Break-Up Fee, the “Break-Up Fees”).

(c)           The Company and the Parent acknowledge and agree that (i) each Break-Up Fee represents a fair and reasonable estimate of the actual damages suffered by the applicable non-breaching party, which amount would otherwise be impossible to calculate with precision, (ii) each Break-Up Fee constitutes liquidated damages hereunder and is not intended to be a penalty, and (iii) each Break-Up Fee shall be the sole and exclusive remedy available to the applicable non-breaching party against the breaching party upon such termination of this Agreement; provided, however, that the limitations set forth in this Section 8.06(c)(iii) shall not apply to the liabilities arising from any criminal activities, fraud or willful misconduct of the breaching party.

SECTION 8.07.             Interpretation. Where reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. Wherever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

SECTION 8.08.            Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that Transactions contemplated hereby are fulfilled to the extent possible.

SECTION 8.09.            Counterparts; Facsimile Execution. This Agreement may be executed in one or more counterparts (including by electronic mail, in .pdf or by DocuSign or similar electronic signature), all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

SECTION 8.10.            Entire Agreement; No Third Party Beneficiaries. This Agreement, taken together with the Company Disclosure Letter and the Parent Disclosure Letter, (a) constitutes the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the Parties with respect to the Transactions and (b) is not intended to confer upon any person other than the Parties any rights or remedies.

SECTION 8.11.            Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York, without reference to principles of conflicts of laws. Any action or proceeding brought for the purpose of enforcement of any term or provision of this Agreement shall be brought only in the federal or state courts sitting in New York, New York, and the Parties hereby waive any and all rights to trial by jury.

SECTION 8.12.            Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the Parties without the prior written consent of the other Parties. Any purported assignment without such consent shall be void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and assigns.

SECTION 8.13.             Joint Representations.

(a)           Waiver of Conflict. One or more parties to the Transactions and their Affiliates are or may be control persons, officers, directors, investors, shareholders, Affiliates and obligees of one or more Private Placement Investors, the Parent and parties to this Agreement and may be control persons, investors, shareholders, Affiliates and obliges of one or more of the Private Placement Investors, the Parent and parties to this Agreement after the Closing. Each party and Private Placement Investors acknowledge that one or more Private Placement Investors and their Affiliates may have conflicts of interest in connection with such status, positions, and roles. Each Private Placement Investor acknowledges that it has had the opportunity to ask questions with respect to such conflict of interest of representatives of the Private Placement Investors hereto, the Parent and the parties to this Agreement and to the fullest extent permitted by law explicitly and fully waives any such conflict of interest.

(b)           Additional Waiver of Conflict. Each party acknowledges it is entitled to seek the advice of independent counsel of its own choice with respect to the Transactions.  Each party understands that it is not possible for a single law firm to represent each party in connection with the Transactions in the same aggressive manner as would two separate and independent law firms, and by giving the consent herein, each party, in effect, is waiving that kind of zealous representation of its individual and conflicting interests in connection with the Transactions.  Each party, for itself and its affiliates, hereby confirms that it has waived, and continues to waive, any claim that the work performed by Grushko & Mittman, P.C. in connection with the preparation of the Transactions (or any matter arising thereunder) and representation of the Parent and Private Placement Investors represents a conflict of interest on the part of Grushko & Mittman, P.C..  Each party, for itself and for its affiliates, knowingly waives any claim of conflict of interest by Grushko & Mittman, P.C. based on any other past, current and future representations of the Parent and Private Placement Investors.  Each party, for itself and for its affiliates, confirms that Grushko & Mittman, P.C. may continue to act for the Parent and/or the Private Placement Investor or any of their respective affiliates with respect to all matters. It is further understood and agreed that Grushko & Mittman, P.C. may freely convey necessary information regarding the Transactions provided to Grushko & Mittman, P.C. by either party to the other party, and that there will be no secrets kept from either party regarding the Transactions unless such party expressly agrees to the contrary.  Each party, for itself and for its affiliates acknowledges that Grushko & Mittman, P.C. is representing the Parent with respect to this Agreement and has been relying, and continues to rely, explicitly on the foregoing provisions in providing services relating to the Transactions and any other past, current or future representations of the Private Placement Investors and/or the Parent.

[PARENT SIGNATURE PAGE TO SHARE EXCHANGE AGREEMENT]

IN WITNESS WHEREOF, the undersigned has executed and delivered this Share Exchange Agreement as of the date first above written.

The Parent:

NOVINT TECHNOLOGIES, INC.

By:
Name:	Orin Hirschman
Title:	President

[COMPANY SIGNATURE PAGE TO SHARE EXCHANGE AGREEMENT]

IN WITNESS WHEREOF, the undersigned has executed and delivered this Share Exchange Agreement as of the date first above written.

The Company:

DROR ORTHO-DESIGN LTD.

By:
Name:	Lee (Eliyahu) Haddad
Title:	Chief Executive Officer

[SHAREHOLDER SIGNATURE PAGES TO SHARE EXCHANGE AGREEMENT]

IN WITNESS WHEREOF, the undersigned has executed and delivered this Share Exchange Agreement as of the date first above written.

Name of Shareholder:

Signature of Authorized Signatory of Shareholder:

Name of Authorized Signatory:

Title of Authorized Signatory:

Email Address of Shareholder:

Fax Number of Shareholder:

Address for Notice of Shareholder:

Address for Delivery of Post-Closing Parent Securities for Shareholder (if not same as above):

Number of Company Shares Currently Held: